SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                               Asarco Incorporated
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               (Name of Registrant as Specified in Its Charter)


                           Phelps Dodge Corporation
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

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FOR IMMEDIATE RELEASE

CONTACTS:
INVESTORS                                   MEDIA
Phelps Dodge                                Phelps Dodge
Thomas M. Foster                            Susan M. Suver
(602) 234-8139                              (602) 234-8003
Gregory W. Stevens
(602) 234-8166

Arthur Schmidt & Associates, Inc.           Sard Verbinnen & Co
Martin Zausner/Alan Weinstein/Joan Harper   George Sard/David Reno/Debbie Miller
(212) 953-5555                              (212) 687-8080


                  PHELPS DODGE CONFIRMS RECEIPT OF LETTER FROM
                             ASARCO AND CYPRUS AMAX
           -----------------------------------------------------------


     PHOENIX, AZ, August 25, 1999 - Phelps Dodge Corporation (NYSE: PD) confirmed that it has received a letter from Asarco Incorporated (NYSE: AR) and Cyprus Amax Minerals Company (NYSE: CYM) and issued the following response:

     "The proposal put forth by Asarco and Cyprus Amax does not change Phelps Dodge's commitment to complete a three-way combination that is beneficial to shareholders of all three companies. While Phelps Dodge will review the most recent proposal from Asarco and Cyprus Amax, we believe that the Phelps Dodge proposal, which already provides Asarco and Cyprus Amax shareholders a 30% premium, a $2.00 annual dividend and very substantial participation in the greater upside potential of the three-way combination, is fully priced based on public information and Phelps Dodge's best estimates of the real, achievable cost synergies in a three-way combination. Phelps Dodge indicated that the economic aspects of Asarco and Cyprus Amax's proposed three-way merger terms are totally unreasonable and would deliver nearly all of the economic value of the three-way combination to Asarco and Cyprus shareholders."


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                                        3

     Douglas C. Yearley, Chairman and Chief Executive Officer of Phelps Dodge, added, "If Asarco and Cyprus Amax are truly interested in a negotiated transaction and not just posturing, we would be more than willing to begin real discussions. Neither company has attempted to sit down with us."

     Phelps Dodge indicated that it intends to complete its review in the near term and to make a more definitive and comprehensive response thereafter.

     Phelps Dodge Corporation is among the world's largest producers of copper. The company also is one of the world's largest producers of carbon black, one of the world's largest manufacturers of magnet wire, and has operations and investments in mines and wire and cable manufacturing facilities around the world. Phelps Dodge has operations in 28 countries.


STATEMENTS IN THIS PRESS RELEASE INCLUDE "FORWARD-LOOKING STATEMENTS" THAT EXPRESS EXPECTATIONS OF FUTURE EVENTS OR RESULTS. ALL STATEMENTS BASED ON FUTURE EXPECTATIONS RATHER THAN ON HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AND THE COMPANY CANNOT GIVE ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. PLEASE REFER TO THE MANAGEMENT'S DISCUSSION AND ANALYSIS SECTIONS OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.

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